Exhibit 99.1

Media Contact:	Roy Wiley, 630-753-2627
Investor Contact:	Heather Kos, 630-753-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS SOLID 4Q, YEAR-END NET INCOME AS WEAKENED TRUCK MARKET CONTINUES

•	Manufacturing Segment Profit of $232 million for 4Q, $836 million for 2009

•	Year-End cash balances of $1.2 billion vs. $861 million in 2008

•	Navistar Financial bank credit facility refinancing complete

WARRENVILLE, Ill. (Dec. 21, 2009) – In the face of the worst truck market in 47 years, Navistar International Corporation (NYSE: NAV) delivered strong fourth-quarter net income, resulting in a solid profit for the fiscal year ended Oct. 31, 2009.

“Despite current economic challenges, we have remained focused on our three-pillar strategy which includes being profitable in the toughest of times while investing in our future for profitable growth,” said Daniel C. Ustian, Navistar’s chairman, president and chief executive officer.

Driven by a pickup in fourth-quarter commercial truck volume and continued military sales, the company reported 2009 fourth-quarter net income of $86 million, equal to $1.19 of diluted earnings per share, on sales and revenues of $3.3 billion. Fourth-quarter 2009 earnings were reduced by charges and costs that totaled $42 million (pre-tax), or $0.58 per diluted share. These charges included a $31 million asset impairment charge related to the idling of the Chatham, Ontario, and Conway, Ark., manufacturing facilities and an $11 million charge related to company’s refinancing of its capital structure. In the fourth quarter a year ago, Navistar reported a loss of $343 million, equal to $4.81 of diluted loss per share, on sales and revenues of $3.9 billion. The 2008 fourth-quarter loss resulted from asset impairment and related charges of $385 million (pre-tax), or $5.37 per diluted share, arising from strategic changes in the company’s Ford diesel engine business.

Net income for the fiscal year ended Oct. 31, 2009 totaled $320 million, equal to $4.46 of diluted earnings per share, on net sales and revenues of $11.6 billion. Net income benefited from a settlement with Ford Motor Co. that totaled $160 million (pre-tax), equal to $2.19 of diluted earnings per share. Excluding the Ford settlement and fourth-quarter charges and costs as referenced above, fiscal 2009 net income would have totaled $205 million, equal to $2.86 of diluted earnings per share.

In fiscal 2008, Navistar reported net income of $134 million, equal to $1.82 of diluted earnings per share, on net sales and revenues of $14.7 billion. Earnings in 2008 were impacted by asset impairment and other related charges of $395 million (pre-tax), or $5.39 per diluted share, arising from strategic changes in its Ford diesel engine business. Without these costs, net income would have been $528 million, equal to $7.21 of diluted earnings per share.

Manufacturing segment profit was $232 million for the 2009 fourth quarter and $836 million for the full year, compared with a manufacturing segment loss of $168 million for the 2008 fourth quarter and manufacturing segment profit of $693 million for the full year.

“During one of the weakest economies we can recall, we are pleased with our performance and our ability to continue to invest in the long-term future of the business,” said A.J. Cederoth, Navistar’s executive vice president and chief financial officer. “As a result, we believe we are well positioned to capitalize on a variety of opportunities that lie ahead.”

The company had previously stated it anticipated manufacturing cash balances for the year in the range of $700 million to $800 million and it in fact closed 2009 with a manufacturing cash balance of $1.2 billion compared with $751 million as of the prior quarter ended July 31, 2009. “The steps taken in 2009 have positioned us to move forward with our operations when the economy continues to recover in 2010,” Cederoth said.

Continuing on its path to meet the latest emissions requirements through its advanced EGR (exhaust gas recirculation) MaxxForce® engines, the company said it is prepared for a successful engine launch in the months ahead. In early December, 28 IC Bus™ school buses meeting 2010 emissions requirements were delivered to the Columbus, Miss. school district, marking the first 2010-compliant diesel buses to be delivered to its customers. In preparation for the launch of its 2010-compliant engines, Navistar engineers have conducted extensive testing and validation over the last two years, accumulating more than 15.7 million test miles.

“We believe that our customer-friendly solution positions our products with a significant competitive advantage,” said Ustian.

The company continues to advance strategic joint venture and acquisitions that align with its strategic goals, including NC2, the company’s global commercial truck joint venture with Caterpillar Inc., the all-electric commercial truck venture with Modec Limited of the United Kingdom, and the acquisition of the engine components business from Continental Diesel Systems US, LLC. In December, Navistar also completed its acquisition of the cement mixer manufacturing business of Continental Mfg. Company, Inc., and invested in Danish technology company Amminex, which will offer it another tool to explore cost-effective, customer-friendly technologies that fit the company’s advanced EGR platform. The company believes these initiatives and expansions will be key contributors to its future success.

“Our actions have enabled us to deliver exceptional 2009 results, while simultaneously making it possible for us to succeed in an improving economy and deliver continued profitability over the next several years,” said Ustian. “The momentum established in the wake of these accomplishments positions us well for long-term success and to take on the challenges that 2010 will pose for all in our industry.”

The company anticipates that total truck industry retail sales volume for Class 6-8 trucks and school buses in the United States and Canada for the year ending Oct. 31, 2010, will be in the range of 175,000 to 215,000 units.

Segment Results

Truck — Decreased U.S. military sales, lower volumes in traditional markets and higher material costs contributed to the truck segment’s lower segment profit of $147 million for the year ended Oct. 31, 2009, compared with segment profit of $805 million in 2008, a year that included major U.S. military sales as part of the company’s Mine Resistant Ambush Protected (MRAP) vehicle program. Navistar increased its traditional market share across most classes during the fourth quarter and year ended Oct. 31, 2009. The market share of its Class 8 heavy duty vehicle has been bolstered by a 6 percentage point growth for the 2009 fiscal year compared to the same period in 2008. The increases are primarily driven by the growing popularity of the most fuel efficient Class 8 truck on the road — the International® ProStar® — and, the continued purchase of trucks by larger fleets, as well as U.S. military procurements.

Engine — Although engine unit volumes continued to lag the prior year, the Engine segment delivered a $253 million segment profit in fiscal 2009, including the impact of the increased equity ownership in Blue Diamond Parts, improved fourth-quarter shipments to our truck segment and the impacts of the Ford settlement, compared with a fiscal 2008 segment loss of $366 million which includes $395 million of asset impairment and other related charges to its diesel engine business for Ford pickups. Total engine unit volumes declined by 76,200 units in fiscal 2009. The development of the company’s 15-liter program is progressing as planned with the first demo units now being delivered to key customers for field test.

Parts — Strengthened by continued strong sales to the U.S. military, the Parts segment reported a fiscal 2009 segment profit of $436 million, an increase of 72% over the prior year period, on sales totaling $2.2 billion, compared with a segment profit of $254 million on sales of $1.8 billion a year ago. The improvement in profit is primarily the result of its ability to expand into adjacent markets, primarily the military, without significant investment in product development or distribution infrastructure. Military sales increased by $519 million, which more than offset decreased demand caused by the global economic climate.

Financial Services — Despite the challenging economic environment, the financial services segment continues to demonstrate improvements as it delivered a segment profit of $40 million in fiscal 2009, compared with a segment loss of $24 million in 2008. The impacts of declining portfolio balances were offset by higher earnings from increased interest rates and fees charged to dealers, retail customers and the manufacturing operations. Navistar Financial Corporation (NFC) continues to demonstrate its ability to access diversified funding sources to help Navistar dealers and customers finance equipment. In December, NFC successfully refinanced its bank credit facility with a new three-year revolving credit facility and term loan totaling $815 million and completed a private asset sale and secured loan, which generated proceeds totaling $304 million with one of its relationship banks. In November, NFC also issued $350 million in three-year asset-backed securities to support dealer inventory funding, in a deal eligible for funding under the U.S. Federal Reserve’s TALF (Term Asset-Backed Securities Loan Facility) program, and completed a $299 million retail securitization in April. With the completion of the TALF deal and the refinancing of its bank facility, NFC has completed its 2009 refinancing actions.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors of our Form 10-K for the fiscal year ended October 31, 2009, which was filed on December 21, 2009. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended October 31		For the Years Ended October 31
	2009	2008	2009	2008
(in millions, except per share data)
Sales and revenues
Sales of manufactured products, net	$3,231	$3,810	$11,300	$14,399
Finance revenues	54	60	269	325

Sales and revenues, net	3,285	3,870	11,569	14,724

Costs and expenses
Costs of products sold	2,629	3,218	9,366	11,942
Restructuring charges	4	—	59	—
Impairment of property and equipment	31	358	31	358
Selling, general and administrative expenses	359	378	1,344	1,437
Engineering and product development costs	94	92	433	384
Interest expense	45	112	251	469
Other (income) expenses, net	4	25	(228)	14

Total costs and expenses	3,166	4,183	11,256	14,604
Equity in income of non-consolidated affiliates	(10)	8	46	71

Income (loss) before income tax, minority interest, and extraordinary gain	109	(305)	359	191
Income tax expense	5	38	37	57

Income (loss) before minority interest and extraordinary gain	104	(343)	322	134
Minority interest in net income of subsidiaries, net of tax	(18)	—	(25)	—

Income (loss) before extraordinary gain	86	(343)	297	134
Extraordinary gain, net of tax	—	—	23	—

Net income (loss)	$86	$(343)	$320	$134

Basic earnings (loss) per share:
Income (loss) before extraordinary gain	$1.21	$(4.81)	$4.18	$1.89
Extraordinary gain, net of tax	—	—	0.33	—

Net income (loss)	$1.21	$(4.81)	$4.51	$1.89

Diluted earnings (loss) per share:
Income (loss) before extraordinary gain	$1.19	$(4.81)	$4.14	$1.82
Extraordinary gain, net of tax	—	—	0.32	—

Net income (loss)	$1.19	$(4.81)	$4.46	$1.82

Weighted average shares outstanding
Basic	71.1	71.4	71.0	70.7
Diluted	72.3	71.4	71.8	73.2

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	As of October 31,
	2009	2008
(in millions, except per share data)
ASSETS
Current assets
Cash and cash equivalents	$1,212	$861
Trade and other receivables, net	855	1,025
Finance receivables, net	1,706	1,789
Inventories	1,666	1,628
Deferred taxes, net	107	75
Other current assets	202	157

Total current assets	5,748	5,535
Restricted cash and cash equivalents	485	557
Trade and other receivables, net	26	31
Finance receivables, net	1,498	1,948
Investments in and advances to non-consolidated affiliates	62	156
Property and equipment, net	1,467	1,501
Goodwill	318	297
Intangible assets, net	264	232
Deferred taxes, net	52	41
Other noncurrent assets	107	92

Total assets	$10,027	$10,390

LIABILITIES, REDEEMABLE EQUITY SECURITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$1,136	$665
Accounts payable	1,872	2,027
Other current liabilities	1,177	1,183

Total current liabilities	4,185	3,875
Long-term debt	4,270	5,409
Postretirement benefits liabilities	2,570	1,646
Deferred taxes, net	142	103
Other noncurrent liabilities	599	703

Total liabilities	11,766	11,736
Minority interest	61	6
Redeemable equity securities	13	143
Stockholders’ deficit
Series D convertible junior preference stock	4	4
Common stock ($0.10 par value per share, 110.0 shares authorized, 75.4 shares issued at both dates)	7	7
Additional paid in capital	2,071	1,966
Accumulated deficit	(2,072)	(2,392)
Accumulated other comprehensive loss	(1,674)	(943)
Common stock held in treasury, at cost (4.7 and 4.1 shares, at the respective dates)	(149)	(137)

Total stockholders’ deficit	(1,813)	(1,495)

Total liabilities, redeemable equity securities, and stockholders’ deficit	$10,027	$10,390

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

	For the Years Ended October 31
	2009	2008
(in millions)
Cash flows from operating activities
Net income (loss)	$320	$134
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	288	329
Depreciation of equipment leased to others	56	64
Deferred taxes	(18)	56
Impairment of property and equipment, goodwill, and intangible assets	41	372
Amortization of debt issuance costs	16	15
Stock-based compensation	16	15
Provision for doubtful accounts	50	65
Equity in income of affiliated companies, net of dividends	13	14
Other non-cash operating activities	54	49
Changes in operating assets and liabilities, exclusive of the effects of businesses acquired and disposed:
Trade and other receivables	197	(352)
Finance receivables	391	614
Inventories	135	(221)
Accounts payable	(204)	339
Other assets and liabilities	(137)	(373)

Net cash provided by operating activities	1,218	1,120

Cash flows from investing activities
Purchases of marketable securities	(382)	(42)
Sales or maturities of marketable securities	384	46
Net change in restricted cash and cash equivalents	71	(143)
Capital expenditures	(151)	(176)
Purchase of equipment leased to others	(46)	(39)
Proceeds from sales of property and equipment	6	20
Investments in and advances to non-consolidated affiliates	(44)	(17)
Proceeds from sales of affiliates	10	20
Business acquisitions, net of escrow received	(60)	—
Other investing activities	—	(2)

Net cash provided by (used in) investing activities	(212)	(333)

Cash flows from financing activities
Proceeds from issuance of securitized debt	349	1,076
Principal payments on securitized debt	(1,191)	(1,725)
Proceeds from issuance of non-securitized debt	1,868	104
Principal payments on non-securitized debt	(1,793)	(64)
Net increase (decrease) in notes and debt outstanding under revolving credit facilities	159	(18)
Principal payments under financing arrangements and capital lease obligations	(42)	(67)
Debt issuance costs	(40)	(11)
Stock repurchases	(29)	—
Call options and warrants, net	(38)	—
Other financing activities	13	29

Net cash used in financing activities	(744)	(676)

Effect of exchange rate changes on cash and cash equivalents	9	(27)

Increase (decrease) in cash and cash equivalents	271	84
Increase in cash and cash equivalents upon consolidation of Blue Diamond Parts and Blue Diamond Truck	80	—
Cash and cash equivalents at beginning of the year	861	777

Cash and cash equivalents at end of the year	$1,212	$861

Navistar International Corporation and Subsidiaries

Segment Reporting

We define segment profit (loss) as net income (loss) excluding income tax expense. Selected financial information is as follows:

	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
(in millions)
October 31, 2009
External sales and revenues, net	$7,294	$2,031	$1,975	$269	$—	$11,569
Intersegment sales and revenues	3	659	198	79	(939)	—

Total sales and revenues, net	$7,297	$2,690	$2,173	$348	$(939)	$11,569

Depreciation and amortization	$159	$111	$6	$25	$16	$317
Interest expense	—	—	—	161	90	251
Equity in income (loss) of non-consolidated affiliates	(5)	45	6	—	—	46
Income (loss) before income tax, minority interest, and extraordinary gain	124	278	436	40	(519)	359
Minority interest in net income of subsidiaries, net of tax	—	(25)	—	—	—	(25)
Extraordinary gain, net of tax	23	—	—	—	—	23

Segment profit (loss)	$147	$253	$436	$40	$(519)	$357

Segment assets	$2,660	$1,517	$664	$4,136	$1,050	$10,027
Capital expenditures(B)	65	56	13	3	14	151

October 31, 2008
External sales and revenues, net	$10,314	$2,499	$1,586	$325	$—	$14,724
Intersegment sales and revenues	3	758	238	80	(1,079)	—

Total sales and revenues, net	$10,317	$3,257	$1,824	$405	$(1,079)	$14,724

Depreciation and amortization	$183	$161	$7	$22	$20	$393
Interest expense	—	—	—	313	156	469
Equity in income (loss) of non-consolidated affiliates	(14)	80	5	—	—	71
Segment profit (loss)	805	(366)	254	(24)	(478)	191
Segment assets	2,796	1,374	711	4,879	630	10,390
Capital expenditures(B)	84	76	6	8	2	176

A.	Total sales and revenues in the Financial Services segment include interest revenues of $304 million and $386 million for 2009 and 2008, respectively.
B.	Exclusive of purchases of equipment leased to others.

SEC Regulation G

The financial measures presented below are unaudited and non-GAAP. The measures are not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation below, provides meaningful information and therefore we use it to supplement our GAAP reporting by identifying items that may not be related to the core manufacturing business. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

	2009 Q4			2009			2008 Q4			2008
	Non GAAP Without Impacts	Non GAAP Impacts	As Reported With Impacts	Non GAAP Without Impacts	Non GAAP Impacts	As Reported With Impacts	Non GAAP Without Impacts	Non GAAP Impacts	As Reported With Impacts	Non GAAP Without Impacts	Non GAAP Impacts	As Reported With Impacts
U.S. and Canada Industry	44,400			181,800			63,100			244,100
	($billions)			($billions)			($billions)			($billions)
Sales and revenues, net	$3.3			$11.6			$3.9			$14.7

	($millions)			($millions)			($millions)			($millions)
Manufacturing segment profit * (excluding items listed below)	$279	NA	$279	$707	NA	$707	$217	NA	$217	$1,088	NA	$1,088
Ford settlement net of related charges		(16)	(16)		160	160		(27)	(27)		(37)	(37)
Impairment of property, plant and equipment		(31)	(31)		(31)	(31)		(358)	(358)		(358)	(358)
Manufacturing segment profit	279	(47)	232	707	129	836	217	(385)	(168)	1,088	(395)	693
Below the line items (excluding items listed below)	(130)	NA	(130)	(468)		(468)	(137)		(137)	(502)		(502)
Write-off of debt issuance cost		(11)	(11)		(11)	(11)			NA			NA
Below the line items	(130)	(11)	(141)	(468)	(11)	(479)	(137)	NA	(137)	(502)	NA	(502)
Income (loss) excluding income tax	149	(58)	91	239	118	357	80	(385)	(305)	586	(395)	191
Income tax benefit (expense)	(5)	NA	(5)	(34)	(3)	(37)	(39)	1	(38)	(58)	1	(57)
Net Income (loss)	$144	$(58)	$86	$205	$115	$320	$41	$(384)	$(343)	$528	$(394)	$134

Diluted earnings (loss) per share ($’s)	$1.99	$(0.80)	$1.19	$2.86	$1.60	$4.46	$0.56	$(5.37)	$(4.81)	$7.21	$(5.39)	$1.82
Weighted average shares outstanding: diluted (millions)	72.3		72.3	71.8		71.8	73.0		71.4	73.2		73.2
							Basic 0.57	$(5.38)	$(4.81)
							71.4		71.4
*	Includes: minority interest in net income of subsidiaries net of tax; extraordinary gain net of tax.